Exhibit 3.41

CERTIFICATE OF FORMATION

OF

ENTERCOM DELAWARE HOLDING COMPANY, LLC

This Certificate of Formation of Entercom Delaware Holding Company, LLC (the “LLC”), is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.)

FIRST: The name of the limited liability company formed hereby is ENTERCOM DELAWARE HOLDING COMPANY, LLC.

SECOND: The name of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company.

THIRD: The address of the registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 2, 1999.

BY:	/s/ Jack Donlevie
NAME:	Jack Donlevie
Authorized Person

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO

A CORPORATION

(Pursuant to Section 265 of the Delaware General Corporation Law)

1.	The limited liability company is formed under the jurisdiction of the State of Delaware.

2.	The name of the limited liability company immediately prior to filing this Certificate is:

Entercom Delaware Holding Company, LLC

3.	The date the limited liability company was first formed is:

November 2, 1999

4.	The name of the corporation as set forth in the Certificate of Incorporation is:

Entercom Delaware Holding Corporation

By:	/s/ John C. Donlevie
John C. Donlevie
Authorized Person

CERTIFICATE OF INCORPORATION

OF

ENTERCOM DELAWARE HOLDING CORPORATION

(A Delaware Corporation)

FIRST: Corporate Name. The name of the corporation is Entercom Delaware Holding Corporation (hereinafter referred to as the “Corporation”).

SECOND: Registered Office. The location and post office address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the Corporation’s registered agent for service of process at such address shall be The Corporation Trust Company.

THIRD: Incorporation. The Corporation is incorporated under the provisions of the Delaware General Corporation Law, as amended from time to time (the “Act”).

FOURTH: Method of Adoption. This Certificate of Incorporation was duly adopted by a unanimous consent of Directors and the sole stockholder in accordance with Section 103 of the Act.

FIFTH: Corporate Purposes. The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Act.

SIXTH: Corporation Existence. The term of existence of the Corporation is perpetual.

SEVENTH: Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue shall be 3,000 shares of common stock, par value of one cent ($.01) per share. The holder of any shares of common stock of the Corporation, as of the record date determined by a majority vote of the Directors, shall have the right to vote on any matter before the stockholders including, but not limited to, the annual election of Directors.

EIGHTH: The name and mailing address of the incorporator is Judith T. Kaiser, Suite 600, 919 North Market Street, P.O. Box 2170, Wilmington, Delaware 19899-2170.

NINTH: The powers of the incorporator are to terminate upon the filing of this certificate of incorporation. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

John C. Donlevie 401 City Avenue, Suite 409 Bala Cynwyd, PA 19004	David J. Field 401 City Avenue, Suite 409 Bala Cynwyd, PA 19004

Joseph M. Field 401 City Avenue, Suite 409 Bala Cynwyd, PA 19004	Steven Fisher 401 City Avenue, Suite 409 Bala Cynwyd, PA 19004

TENTH: Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after all creditors of the Corporation shall have been paid in full, the holders of the common stock shall share ratably on a share-for-share basis in all distributions of assets pursuant to such voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation. For the purposes of this paragraph, neither the merger nor the consolidation of the Corporation into or with another entity or the merger or consolidation of any other entity into or with the Corporation, or the sale, transfer, or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

ELEVENTH: General.

(a)

Issuance of Shares. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing provisions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

(b)

Rights and Options. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or otherwise provided in a plan relating to the issuance of such rights and options which has been approved by the Board of Directors. The Board of Directors or a committee of the Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

TWELFTH: Board of Directors. The number, classification, and terms of the Board of Directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as stated in the Corporation’s By-Laws.

THIRTEENTH: No Cumulative Voting. The stockholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.

FOURTEENTH: Indemnification. The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, manager, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Act, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article FOURTEENTH is in effect. Any repeal or amendment of this Article FOURTEENTH shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article FOURTEENTH. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Act, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article FOURTEENTH shall extend to proceedings involving the negligence of such Person.

As used herein, the term “Proceeding” means any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

FIFTEENTH: Personal Liability of Directors and Officers.

(a)

Directors. A director of the Corporation shall not be personally liable, as such, to the Corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under this Certificate of Incorporation, the Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

(b)

Officers. An office of the Corporation shall not be personally liable, as such, to the Corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expenses of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under this Certificate of Incorporation, the Bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

SIXTEENTH: Powers of the Board of Directors. All of the power of the Corporation, insofar as it may be lawfully vested by this Certificate of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors of the Corporation.

SEVENTEETH: Special Meetings. Special meetings of the stockholders may only be called by the Chairman or Chief Executive Officer of the Corporation or by resolution of the Board of Directors.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation of Entercom Delaware Holding Corporation this 10th day of December, 1999.

/s/ Judith T. Kaiser
JUDITH T. KAISER
Incorporator

CERTIFICATE OF CANCELLATION

OF

ENTERCOM DELAWARE HOLDING COMPANY, LLC

1. The name of the limited liability company is Entercom Delaware Holding Company, LLC

2. The Certificate of Formation of the limited liability company was filed on November 2, 1999.

3. The reason for the filing of the Certificate of Cancellation is to convert the LLC into a Delaware corporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation of Entercom Delaware Holding Company, LLC this 10th day of December, 1999.

/s/ John C. Donlevie
John C. Donlevie
Authorized Person

ENTERCOM DELAWARE HOLDING CORPORTION

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

Entercom Delaware Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the Sate of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1. The present registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

2. The Board of Directors of Entercom Delaware Holding Corporation adopted a resolution on the 17 day of July, 2000 which authorized the Corporation to change (i) the Registered Agent of the Corporation to SR Services, LLC and (ii) the Registered Office of the Corporation to 919 North Market Street, Suite 600, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, Entercom Delaware Holding Corporation has caused this statement to be signed by John C. Donlevie, its Executive Vice President, as of the 17 day of July 2000.

/s/ John C. Donlevie
Name: John C. Donlevie
Title: Executive Vice President

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

Entercom Delaware Holding Corporation

Entercom Delaware Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) which filed its Certificate of Incorporation with the Secretary of State on November 2, 1999, DOES HEREBY CERTIFY:

FIRST: That in lieu of a meeting, the Board of Directors of said Corporation, by unanimous written consent of its members taken on December 9, 2002 adopted the following resolution setting forth the proposed amendment to the Certificate of Incorporation of said Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FIRST of the Corporation’s Certificate of Incorporation is hereby amended in its entirety to read as follows:

FIRST. NAME. The name of the Corporation is Entercom Incorporated

SECOND: That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforementioned amendment was adapted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by John C. Donlevie, its President and Secretary, this 10th day of December 2002.

Entercom Delaware Holding Corporation

By:	/s/ John C. Donlevie
John C. Donlevie
President and Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of     ENTERCOM INCORPORATED                                                                                                                    ,

a Corporation of Delaware, on this                 14th                                                                                                            day of

APRIL                         , A.D.     2004 , do hereby resolve and order that the

location of the Registered Office of the Corporation within the State be, and the

same hereby is                          1011 CENTRE ROAD, SUITE 301

                                                                       Street, in the City of     WILMINGTON                                                                               ,

County of NEW CASTLE                             Zip Code      19805                                                                                                               .

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is

BELFINT, LYONS & SHUMAN, PA                                                                                                                                                        .

ENTERCOM INCORPORATED                                     a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be

signed by an authorized officer, the                  21st              day of    APRIL                                                                          ,

A.D.,      2004     .

By:	/s/ Barry A Cruzier
Authorized Officer

Name:	Barry A Cruzier
Print or Type

Title:	Assistant Secretary